EXHIBIT 10.1

                  ASSET PURCHASE AGREEMENT DATED MARCH 8, 2007




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                            ASSET PURCHASE AGREEMENT


THIS AGREEMENT is dated effective March 8, 2007.


BETWEEN:

                  GREAT NORTHERN OILSANDS INC., of 600-595 Hornby Street, Vancouver, BC V6C 2E8

                  (the "BUYER")


AND:

                  PATCH ENERGY INC., of Suite # 300, 441 - 5th Avenue S.W., Calgary, AB T2P 2V1

                  (the "SELLER")


WHEREAS:

(A)      The  Seller is the  owner,  directly and indirectly,  of the  Purchased
         Assets; and

(B)      The  Seller wishes to  sell and  Buyer wishes to purchase the Purchased
         Assets.

NOW, THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual warranties, covenants and agreements contained in this Agreement and other good and valuable consideration by each of the Seller and the Buyer, the receipt and sufficiency of which is hereby acknowledged by each of them, the parties agree as follows:

                                     PART 1
                                 INTERPRETATION

DEFINITIONS

1.1 In this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) "AGREEMENT" means this asset purchase agreement as amended from time to time together with all schedules attached hereto;

         (b) "ASSETS" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests;

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         (c)    "BUSINESS DAY" means any day, other than a Saturday, Sunday or a
                Canadian federal, Alberta or British Columbia statutory holiday;

         (d) "CLOSING DATE" means March 8, 2007, or such other date as the parties may agree;

         (e)    "CLOSING TIME" means 1:00 pm (Calgary time) on the Closing Date;

         (f) "CONSENTS" means the consents and approvals that are reasonably required in accordance with normal oil and gas industry practices for the assignment to the Buyer of any contracts, licences, leases or permits which are material to the use of the Purchased Assets as presently used or operated and all consents, authorizations and approvals required by any Governmental Authority for the consummation of the transactions contemplated by this Agreement;

         (g) "DATA" means all records, data and information owned by Seller including Seismic Data directly relating to the Petroleum and Natural Gas Rights or the Tangibles, including well files, lease files, agreement files and production records (including the Title and Operating Documents);

         (h) "EFFECTIVE TIME" means 1:00 p.m., Calgary time, on the 8th day of March, 2007;

         (i) "ENCUMBRANCE" means any mortgage, charge, pledge, hypothecation, lien, security interest, right of possession, lease, licence, assignment, option, claim, encumbrance or charge, whether or not registered or registrable and whether or not consensual or arising by law, statute or otherwise;

         (j)    "ENVIRONMENTAL LAW" includes any statute,  regulation or rule of
                any  Governmental   Authority  relating  to  protection  of  the
                environment that relates to the Purchased Assets;

         (k) "EXCLUDED ASSETS" means the Excluded Petroleum and Natural Gas Rights, the Excluded Tangibles and the Excluded Miscellaneous Interests;

         (l) "EXCLUDED DATA" means all records, data and information owned by the Limited Partnership including Excluded Seismic Data directly relating to the Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles, including well files, lease files, agreement files and production records (including the Excluded Title and Operating Documents);

         (m) "EXCLUDED LANDS" means the Petroleum Substances within, under or upon the lands described in the Excluded Land Schedule, subject to the restrictions and exclusions set forth therein as to Petroleum Substances and geological formations, and any other interests in oil and gas properties legally or beneficially owned by the Limited Partnership;

         (n)    "EXCLUDED LAND SCHEDULE" means Schedule "C";



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         (o)    "EXCLUDED  LEASES"  means  the  leases,  licenses,  permits  and similar documents of title described in the Excluded Land Schedule by virtue of which the holder thereof is entitled to drill for, win, take, own or remove Petroleum Substances within, upon or under the Excluded Lands and includes, if applicable, all renewals and extensions of such documents and all documents issued in substitution therefore;

         (p) "EXCLUDED MISCELLANEOUS INTERESTS" means Limited Partnership's interests in all property, assets, interests and rights (other than the Excluded Petroleum and Natural Gas Rights and the Excluded Tangibles) directly related to the Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles but only to the extent such property, assets, interests and rights are directly related to Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles, including without limitation any and all of the following:

                (i)     contracts  and  agreements   directly   related  to  the
                        Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles including, without limitation, the Excluded Title and Operating Documents;

                (ii)    the Excluded Surface Rights;

                (iii)   the Excluded Data; and

                (iv)    the Excluded Wells, including well bores and casing,

                but specifically excludes (a) Petroleum Substances produced prior to the Effective Time and (b) accounts receivable accruing prior to the Effective Time;

         (q) "EXCLUDED PETROLEUM AND NATURAL GAS RIGHTS" means (i) all of the interest of Limited Partnership in the Excluded Leases (to the extent they pertain to the Excluded Lands) including, without limitation, the interests that are attributed to the Limited Partnership in the Excluded Land Schedule, (ii) the fee simple interests (if any) in mines and minerals in the Excluded Lands attributed to the Limited Partnership in the Excluded Land
                Schedule, and (iii) all of the interest of the Limited Partnership (if any) in royalties, net profits interests and similar interests including, without limitation, the interests attributed to the Limited Partnership in the Excluded Land Schedule;

         (r) "EXCLUDED SEISMIC DATA" means seismic data owned by the Limited Partnership, including surveyors' ground elevation records, shot point maps, drillers' logs, shooters' records, seismograph records, seismograph magnetic tapes, monitor records, field records and record sections, excluding maps and interpretations made therefrom;

         (s) "EXCLUDED ASSETS SPECIFIC CONVEYANCES" means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable, in accordance with normal oil and gas industry practices, to convey, assign and transfer the Excluded Assets to the Seller, or its nominee, and



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                to novate the Seller, or its nominee,  into the  Excluded  Title and Operating Documents in the place and stead of the Limited Partnership with respect to the Excluded Assets;

         (t) "EXCLUDED SURFACE RIGHTS" means all rights to use or occupy the surface of lands (including, but not limited to, the Excluded Lands) which are used or held for use in connection with the Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles, including rights to enter upon and occupy the surface of Excluded Lands on which the Excluded Tangibles and the Excluded Wells are located and rights to use the surface of lands to gain access thereto;

         (u) "EXCLUDED TANGIBLES" means the interests of the Limited Partnership that are directly related to the Excluded Petroleum and Natural Gas Rights in all other tangible depreciable property and assets used or intended to be used in producing, processing, gathering, treating, storing, measuring or injecting Petroleum Substances or any of them from the Excluded Lands or lands pooled or unitized therewith or in connection with water injection or removal operations that pertain to the Excluded Petroleum and Natural Gas Rights, including, without limitation, all Excluded Wells, gas plants, oil batteries, production equipment, pipelines, pipeline connections, meters, dehydrators, motors, compressors, treaters, dehydrators, scrubbers, separators, pumps, tanks, boilers, inventory, and communication equipment;

         (v) "EXCLUDED TITLE AND OPERATING DOCUMENTS" means, to the extent directly related to the Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles, (i) the Excluded Leases, (ii) assignments, trust declarations, operating agreements, royalty agreements, overriding royalty agreements, gross overriding agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements, common stream agreements, easements, surface leases and pipeline crossing agreements, (iii) Sale, Processing and Transportation Agreements; (iv) agreements for construction, ownership and operation of gas plants, gas gathering systems and other facilities, (v) permits, licenses and approvals, and (vi) other agreements which relate to the Excluded Petroleum and Natural Gas Rights or the Excluded Tangibles or the ownership, operation or exploitation thereof;

         (w) "EXCLUDED WELLS" means all wells (including without limitation producing, shut-in, suspended, capped, abandoned, injection and disposal wells) located on the Excluded Lands or Excluded Lands pooled or unitized therewith;

         (x) "HAZARDOUS MATERIALS" has the meaning given to it in the relevant Environmental Law;

         (y) "GOVERNMENTAL AUTHORITY" means, the government of Canada, the government of an applicable Canadian province or territory and each ministry, department, commission, board, bureau or other agency of, or municipality, regional district or other local governing body established by, any such government, or other political


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                                      -5-


                subdivision   thereof,   and   includes  any  person  exercising
                executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

         (z) "GST" means the goods and services tax payable pursuant to the GST Legislation;

         (aa) "GST LEGISLATION" means the EXCISE TAX ACT, 1980 RSC, C. E-15, as amended and the regulations thereunder;

         (bb) "LANDS" means the Petroleum Substances within, under or upon the lands described in the Land Schedule, subject to the restrictions and exclusions set forth therein as to Petroleum Substances and geological formations, and any other interests in oil and gas properties legally or beneficially owned by Seller;

         (cc)   "LAND SCHEDULE" means Schedule "A";

         (dd) "LEASES" means the leases, licenses, permits and similar documents of title described in the Land Schedule by virtue of which the holder thereof is entitled to drill for, win, take, own or remove Petroleum Substances within, upon or under the Lands and includes, if applicable, all renewals and extensions of such documents and all documents issued in substitution therefore;

         (ee)   "LIMITED   PARTNERSHIP"   mean  the   Patch   Oilsands   Limited
                Partnership established and governed by the Limited Partnership Agreement;

         (ff) "LIMITED PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement dated for reference May 31, 2006 among the Seller, as initial limited partner, Micron Enviro Systems Inc. and Habanero Resources Inc. as limited partners and Patch Oilsands Ltd., as general partner;

         (gg) "MISCELLANEOUS INTERESTS" means Seller's interests in all property, assets, interests and rights (other than the Petroleum and Natural Gas Rights and the Tangibles) directly related to the Petroleum and Natural Gas Rights or the Tangibles but only to the extent such property, assets, interests and rights are directly related to Petroleum and Natural Gas Rights or the Tangibles, including without limitation any and all of the following:

                (i)     contracts  and  agreements   directly   related  to  the
                        Petroleum and Natural Gas Rights or the Tangibles including, without limitation, the Title and Operating Documents;

                (ii)    the Surface Rights;

                (iii)   the Data; and

                (iv)    the Wells, including well bores and casing,


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                but  specifically  excludes (a)  Petroleum  Substances  produced prior to the Effective Time and (b) accounts receivable accruing prior to the Effective Time;

         (hh) "PARTIES" means the parties to this Agreement and "Party" means any one of them;

         (ii)   "PERMITTED ENCUMBRANCES" means:

                (i) liens for taxes, assessments and governmental charges for which payment is not due;

                (ii) liens incurred or created in the ordinary course of business as security in favour of the person who is conducting the development or operation of the property to which such liens relate for Seller's proportionate share of costs and expenses of such development or operation for which payment is not due;

                (iii) mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied for which payment is not due;

                (iv) easements, rights of way, servitudes and other similar rights in land (including, without limitation, rights of way and servitudes for roads; railways; sewers; drains; gas and oil pipelines; gas and water mains and electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables);

                (v) the right reserved to or vested in any municipality or government or other public authority by the terms of any lease, license, franchise, grant or permit or by any statutory provision, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

                (vi) rights of general application reserved to or vested in any governmental authority to levy taxes on Petroleum Substances or Excluded Petroleum Substances, as the case may be, or any of them or the income therefrom, and governmental requirements and limitations of general application;

                (vii) royalty burdens, liens, adverse claims, penalties, reductions in interests and other encumbrances set out
                        (A) in the Land Schedule or the Excluded Land Schedule, as the case may be, or (B) in the Title and Operating Documents or the Excluded Title and Operating Documents, as the case may be, to the extent that they would constitute Permitted Encumbrances under section 1.1(hh)(i) to (vi) and (viii); and

                (viii) the reservations, limitations, provisions and conditions in any original grants from the Crown or freehold lessors of any of the Lands or Excluded Lands, as the case may be, or interests therein and statutory exceptions to title;


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         (jj)   "PETROLEUM AND NATURAL GAS RIGHTS" means (i) all of the interest of Seller in the Leases (to the extent they pertain to the Lands) including, without limitation, the interests that are attributed to Seller in the Land Schedule, (ii) the fee simple interests (if any) in mines and minerals in the Lands attributed to Seller in the Land Schedule, and (iii) all of the interest of Seller (if any) in royalties, net profits interests and similar
                interests   including,   without   limitation,   the   interests
                attributed to Seller in the Land Schedule;

         (kk) "PETROLEUM SUBSTANCES" means crude oil, petroleum, natural gas, natural gas liquids, coalbed methane and other related hydrocarbons (except coal) and any and all other substances (including sulphur), whether liquid, solid or gaseous and whether hydrocarbons or not, produced in association therewith, the rights to which are granted pursuant to the Leases or the Excluded Leases, as the case may be;

         (ll) "PURCHASE PRICE" means the purchase price for the Purchased Assets as set out in Section 2.3;

         (mm)   "PURCHASED  ASSETS"  means  the  Purchased  Securities  and  the
                Assets;

         (nn) "PURCHASED SECURITIES" means one (1) common share of Patch Oilsands Ltd. and 1,470,000 Cash Units and 403,279 Share Units of the Limited Partnership (as such terms are defined in the Limited Partnership Agreement;

         (oo) "SALE, PROCESSING AND TRANSPORTATION AGREEMENTS" means agreements for the sale of Petroleum Substances produced from the Lands or Excluded Lands, as the case may be, or lands pooled or unitized therewith and agreements providing for the gathering, transportation, compression, processing, treatment or storage of Petroleum Substances produced from the Lands or Excluded Lands, as the case may be, or lands pooled or unitized therewith;

         (pp) "SEISMIC DATA" means seismic data owned by the Seller, including surveyors' ground elevation records, shot point maps, drillers' logs, shooters' records, seismograph records, seismograph magnetic tapes, monitor records, field records and record sections, excluding maps and interpretations made therefrom;

         (qq) "SPECIFIC CONVEYANCES" means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable, in accordance with normal oil and gas industry practices, to convey, assign and transfer the Assets to Buyer, or its nominee, and to novate Buyer, or its nominee, into the Title and Operating Documents in the place and stead of Seller with respect to the Assets;

         (rr) "SURFACE RIGHTS" means all rights to use or occupy the surface of lands (including, but not limited to, the Lands) which are used or held for use in connection with the Petroleum and Natural Gas Rights or the Tangibles, including rights to enter upon and occupy the surface of lands on which the Tangibles and the Wells are located and rights to use the surface of lands to gain access thereto;


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         (ss)   "TANGIBLES"  means the  interests  of Seller  that are  directly related to the Petroleum and Natural Gas Rights in all other tangible depreciable property and assets used or intended to be used in producing, processing, gathering, treating, storing, measuring or injecting Petroleum Substances or any of them from the Lands or lands pooled or unitized therewith or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights, including, without limitation, all Wells, gas plants, oil batteries, production equipment, pipelines, pipeline connections, meters, dehydrators, motors,
                compressors,   treaters,  dehydrators,   scrubbers,  separators,
                pumps, tanks, boilers, inventory, and communication equipment;

         (tt) "TITLE AND OPERATING DOCUMENTS" means, to the extent directly related to the Petroleum and Natural Gas Rights or the Tangibles, (i) the Leases, (ii) assignments, trust declarations, operating agreements, royalty agreements, overriding royalty agreements, gross overriding agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements, common stream agreements, easements, surface leases and pipeline crossing agreements, (iii) Sale, Processing and Transportation Agreements; (iv) agreements for construction, ownership and operation of gas plants, gas gathering systems and other facilities, (v) permits, licenses and approvals, and (vi) other agreements which relate to the Petroleum and Natural Gas Rights or the Tangibles or the ownership, operation or exploitation thereof

         (uu) "WELLS" means all wells (including without limitation producing, shut-in, suspended, capped, abandoned, injection and disposal wells) located on the Lands or lands pooled or unitized therewith.

                                     PART 2
                                PURCHASE AND SALE

PURCHASE AND SALE

2.1 Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell and convey to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing Time, the Purchased Assets for the Purchase Price.

2.2 Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that this Agreement is not intended to transfer to the Buyer the Excluded Assets and that the Purchase Price does not include any consideration for the Excluded Assets; and in this regard the Buyer agrees to execute and deliver all required documents and instruments of transfer or title and do all things necessary to transfer back to the Seller the Excluded Assets, and further acknowledges and agrees that as of and from the Closing Time until such time as the transfer of the Excluded Assets from the Buyer to the Seller is effective, the Buyer will hold the entire legal right, title and interest in and to the Excluded Assets for the sole use, benefit, enjoyment and advantage of the Seller.


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PURCHASE PRICE

2.3 The purchase price (the "PURCHASE PRICE") for the Purchased Assets is payable as follows:

         (a) by payment of $100,000, by way of non-refundable deposit (which the Parties acknowledge has been paid to the Seller as of the date of this Agreement);

         (b) by the issuance to the Seller on the Closing Date of 1,000,000 restricted common shares (the "SHARES") of the Buyer which the Parties agree have an aggregate value of $2,100,000; and

         (c) by payment of $800,000, by solicitors trust cheque or by wire transfer of immediately available funds to the trust account of the Seller's solicitors on the Closing Date.

SALES AND TRANSFER TAXES

2.4 The Purchase Price does not include GST. The Buyer shall pay all sales and transfer taxes due or payable to any governmental authority incurred or to be incurred in connection with the sale and transfer of the Purchased Assets by the Seller to the Buyer hereunder.

ALLOCATION OF PURCHASE PRICE

2.5 The Purchase Price shall be allocated among the Purchased Assets as follows:

         (a)    to Petroleum and Natural Gas Rights           $ 2,160,000

         (b)    to Tangibles                                  $   539,999

         (c)    to Miscellaneous Interests                    $      1.00

         (d)    to Purchased Securities                       $   300,000
                                                              -----------

         TOTAL                                                $ 3,000,000

COSTS AND REVENUES TO BE APPORTIONED

2.6      (a)    Except as  otherwise  provided  in this  Section 2.6 and subject to all other provisions of  this  Agreement,  the  Parties  will adjust and apportion expenditures and revenues of every kind and nature incurred, payable or paid in respect of the operation  of the  Assets including  operating,  maintenance, development  and capital costs, proceeds from  the sale of Petroleum  Substances, royalties,  property  taxes,  gas  cost  allowance  (or  similar
                allowances),   prepayments   and  deposits,  duties,  taxes  and
                assessments (other than income taxes), as at the Effective Time.

         (b) The Seller is entitled to the revenues and benefits from the ownership and operation of the Assets accrued prior to the Effective Time and is responsible for


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                                      -10-

                and will pay for the expenditures pertaining to the ownership, operation and development of the Assets incurred prior to the Effective Time.

         (c) The Buyer is entitled to the revenues and benefits from the ownership and operation of the Assets accrued from and after the Effective Time and is responsible for and will pay for the expenditures pertaining to the ownership, operation and development of the Assets incurred from and after the Effective Time.

         (d) All statements prepared under this Section 2.6 will be prepared as contemplated herein and in accordance with generally accepted accounting principles applying the accrual method.

         (e) Two Business Days prior to the Closing Date, the Seller shall deliver to the Buyer a written interim statement of adjustments under this Agreement and the Seller will make available to representatives of the Buyer all information necessary for the Buyer to confirm the calculations in the statement. The Parties will cooperate in settling the adjustments and payment to be made on an interim basis and the amount so agreed will be employed for the purposes of the Closing and completion of the transactions contemplated by this Agreement. For the purposes of the interim statement of adjustments, there shall be an accrual of net operating revenue from the Assets.

         (f) By June 30, 2007, the Parties will have cooperated and prepared a final statement of all adjustments and payments to be made pursuant to this Agreement. Upon agreement as to all adjustments and payments to be made, the net amount will be remitted by the Party who in the net result is obliged to make payment and in the event Buyer is entitled to an adjustment in its favour, such amount shall be set-off from any amount paid to Seller under
                Section 2.3. No further adjustment shall be permitted or effected after June 30, 2007, subject to 2.6(h) and (i);

         (g) Notwithstanding the preceding subclause, each Party will have the right, following the Closing Date until June 30, 2007, to examine, copy and audit the records of the other Parties relative to the Assets for the purpose of effecting or verifying adjustments required under this Section. The auditing Party will, upon reasonable notice, conduct that audit at its sole expense during normal business hours at the offices of the audited Party or at such other premises where those records are maintained. Any claims of discrepancies disclosed by that audit will be made in writing to the audited Party as soon as reasonably practicable. That Party will respond in writing to any such claims as soon as reasonably practicable. The Parties will use good faith efforts to resolve any outstanding claims of discrepancies by June 30, 2007.

         (h) If the Parties cannot resolve any outstanding claims of discrepancies by June 30, 2007 pursuant to section 2.6(g), the matter may be referred to binding arbitration by either Party under the provisions of the ARBITRATION ACT (Alberta) provided notice of such claim must be given by the claiming Party to the other Party on or before June 30, 2007. Nothing in this section 2.6 shall be construed as permitting an adjustment resulting from a re-assessment of the value of the Assets. No net adjustment(s) for the benefit of Buyer shall exceed in the aggregate the Purchase Price, and the Seller shall have no liability pursuant to this section 2.6 in excess of the Purchase Price.

         (i) Notwithstanding section 2.6, the Parties acknowledge that any net benefits to Seller resulting from all joint venture and other audits commenced by Seller or its agents before June 30, 2007 respecting periods prior to the Effective Time shall be credited to Seller (and paid in conjunction with the remittance of any funds pursuant to Section 2.3) if such benefits have either been received by Buyer on behalf of Seller prior to June 30, 2007, or the payor of such amount has confirmed in writing to each of Seller and Buyer by June 30, 2007 that the amount is owing and that it will be paid to Buyer as soon as reasonably practicable.

         (j) All payments made after the Effective Time are to be paid within fifteen (15) days after the amount is determined and, if not paid within the fifteen (15) days, will thereafter bear interest until paid at a rate of interest equal to the Prime Rate plus one (1%) percent compounded annually.

         (k) All freehold mineral taxes, surface and mineral lease rentals and any similar payments made by the Seller to preserve any of the Leases or any Surface Rights shall be apportioned between the Seller and the Buyer as at the Effective Time.

                                     PART 3
                           CONDITIONS AND RISK OF LOSS

CONDITIONS FOR THE BENEFIT OF THE BUYER

3.1 The obligation of the Buyer to purchase the Purchased Assets pursuant to this Agreement at or before the Closing Time is subject to the fulfilment, at or before the Closing Time, of each of the following conditions which may be waived by the Buyer:

         (a) the Seller will have performed and complied in all material respects with all of its covenants and obligations to be performed and complied with by it pursuant to this Agreement at or before the Closing Time;

         (b) no material loss, damage or destruction to the Purchased Assets that are material to their use as oil and gas properties has occurred prior to the Closing Date (other than a change due to changes in general economic conditions (including commodity prices) applicable to corporations conducting business similar to that of Seller) except as have been previously disclosed to Buyer prior to the date hereof; and

         (c)    the  representations  and  warranties  of the  Seller set out in
                Section 4.1 of this Agreement will be true and correct in all material respects on and as of the Closing Time with the same effect as though such representations and warranties had been made at and as of such time except:

                (i) insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period,

                (ii) to the extent any such representations and warranties have been waived by the Buyer or affected by the transactions contemplated hereby, and

                (iii) for matters that could not reasonably be expected to have a material adverse effect.

TERMINATION OR WAIVER OF CONDITIONS BY THE BUYER

3.2 If any of the conditions set forth in Section 3.1 are not fulfilled or waived by Buyer on or before the applicable date or time set out therein, the Buyer may terminate this Agreement by notice to the Seller and in such event the Buyer will be released from all further obligations hereunder. Any such conditions may be waived in whole or in part by the Buyer without prejudice to any of its rights under this Agreement.

CONDITIONS FOR THE BENEFIT OF THE SELLER

3.3 The obligation of the Seller to sell the Purchased Assets pursuant to this Agreement is subject to the fulfilment, at or before the Closing Time, of each of the following conditions which may be waived by the Seller:

         (a) the Buyer will have performed and complied in all material respects with all of its covenants and obligations to be performed and complied with by it pursuant to this Agreement at or before the Closing Time;

         (b) the representations and warranties of the Buyer set out in this Agreement will be true and correct in all material respects on and as of the Closing Time with the same effect as though such representations and warranties had been made at and as of such time except:

                (i) insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period,

                (ii) to the extent any such representations and warranties have been waived by the Seller or affected by the transactions contemplated hereby, and

                (iii) for matters that could not reasonably be expected to have a material adverse effect; and

         (c) all amounts to be paid or documents to be delivered by the Buyer and Excluded Assets Specific Conveyances to transfer the Excluded Assets by the Limited Partnership to Seller at Closing Time pursuant hereto shall have been paid or delivered, as the case may be, to Seller by Buyer and the Limited Partnership at the time and in the form stipulated in this Agreement provided that it is acknowledged that the Excluded Assets will be transferred on the basis that the Seller shall hold same in trust for Habanero Resources Inc. as to a 20.833% interest in the Excluded Assets and Micron Enviro Systems Inc. as to a 4.1667% interest in the Excluded Assets.

TERMINATION OR WAIVER OF CONDITIONS BY THE SELLER

3.4 If any of the conditions set forth in Section 3.3 are not fulfilled on or before the applicable date set out therein, the Seller may terminate this Agreement by notice to the Buyer and in such event the Seller will be released from all further obligations hereunder. Any such conditions may be waived in whole or in part by the Seller without prejudice to any of its rights under this Agreement.

RISK OF LOSS

3.5 Until the Closing Time, the Purchased Assets will remain at the risk of the Seller. If any destruction or damage to the Purchased Assets occurs on or before the Closing Time, the Seller will forthwith give notice thereof to the Buyer and the Buyer will have the option, exercisable by notice given within five Business Days after the Seller gives the notice of such destruction or damage:

         (a) to reduce the Purchase Price by an amount equal to the cost of repair of the assets so damaged or destroyed and to complete the purchase of the Purchased Assets;

         (b) to reduce the Purchase Price by an amount equal to the deductible amount under the applicable policies of insurance, in which event all proceeds of insurance or compensation for destruction or damage of such assets will be payable to the Buyer and all right and claim of the Seller to any such amounts not paid by the Closing Date will be assigned to the Buyer; or

         (c) to terminate this Agreement and not complete the transactions contemplated by this Agreement if, in the reasonable opinion of the Buyer, such destruction or damage involves Purchased Assets with a value in excess of 50% of the Purchase Price and in such event the Seller and the Buyer will be released from all further obligations hereunder.

If the Buyer elects to reduce the Purchase Price pursuant to this section, the Seller and the Buyer will at the Closing Time determine the amount of the reduction to the extent that it is then determinable and will undertake to adjust such amount as soon as reasonably practical after the Closing Date, if necessary.

                                     PART 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1 In order to induce the Buyer to enter into and to consummate the transactions contemplated by this Agreement, the Seller represents and warrants to the Buyer the statements contained in Part 1 of Schedule B as representations and warranties that are true, accurate and complete as at the date of execution and delivery of this Agreement and, as at the Closing Time, as if such representations and warranties were made at each such time.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.2 In order to induce the Seller to enter into and to consummate the transactions contemplated by this Agreement, the Buyer represents and warrants to the Seller the statements contained in Part 2 of Schedule B as representations and warranties that are true, accurate and complete as at the date of execution and delivery of this Agreement and, as at the Closing Time, as if such representations and warranties were made at each such time.

COVENANTS OF THE SELLER

4.3      The Seller covenants and agrees with the Buyer that:

         (a) at or before the time required for delivery, it will duly execute and deliver or arrange to have duly executed and delivered all documents and instruments to be delivered by it pursuant to this Agreement;

         (b) it will use all reasonable efforts to obtain the Specific Conveyances, and will deliver to the Buyer copies of the Specific Conveyances forthwith after receipt thereof;

         (c)    between the date hereof and the Closing Time, it will

                (i) maintain and preserve its interest in the Purchased Assets in good standing,

                (ii) maintain in force all policies of insurance relating to the Purchased Assets in effect on the date of this Agreement,

                (iii)   make   all   necessary   filings   and   payments   with
                        governmental and taxation authorities in connection with the Purchased Assets in a timely manner,

         (d) between the date hereof and the Closing Time, it will not, without the prior consent of the Buyer, sell, transfer or otherwise dispose of any of the Purchased Assets;

         (e) it will promptly advise the Buyer of the occurrence of any circumstance of which the Seller becomes aware which materially adversely affects, or with the giving of notice or lapse of time or otherwise could materially adversely affect, the ability of the Seller to complete the transactions contemplated in this Agreement; and

         (f) as soon it has determined that a state of facts exists which could reasonably and materially be expected to result in

                (i) a representation or warranty referred to in Section 4.1 being untrue, inaccurate or incomplete, or

                (ii)    the  non-fulfilment  of any of the conditions set out in
                        Section 3.1,

         it will notify the Buyer in writing of such state of facts.

COVENANTS OF THE BUYER

4.4      The Buyer covenants and agrees with the Seller that

         (a) at or before the time required for delivery, it will duly execute and deliver or arrange to have duly executed and delivered all documents and instruments to be delivered by it pursuant to this Agreement,

         (b) it will use all reasonable efforts to assist the Buyer in obtaining the Consents, and will deliver to the Buyer copies of the Consents forthwith after receipt thereof,

         (c) it will promptly advise the Seller of the occurrence of any circumstance of which the Buyer becomes aware which materially adversely affects, or with the giving of notice or lapse of time or otherwise could materially adversely affect, the ability of the Buyer to complete the transactions contemplated in this Agreement, and

         (d) as soon as it has determined that a state of facts exists which could reasonably be expected to result in

                (i) a representation or warranty referred to in Section 4.2 being untrue, inaccurate or incomplete, or

                (ii)    the  non-fulfilment  of any of the conditions set out in
                        Section 3.3

                it will notify the Seller in writing of such state of facts; and

         (e) to change the name of the Limited Partnership and Patch Oilsands Ltd. to remove any reference to "Patch" within 30 days of the Closing Date.

SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

4.5 The covenants, representations and warranties contained herein, including but not limited to those in Schedule B, or in certificates or documents delivered pursuant to or in connection with the transactions herein contemplated will survive the Closing Date for a period of one year.

                                     PART 5
                                     CLOSING

TIME AND PLACE OF CLOSING

5.1      The Closing will take place

         (a) at the offices of Borden Ladner Gervais LLP at 1000 Canterra Tower, 400 - 3rd Avenue S.W., Calgary, Alberta, T2P 4H2 at the Closing Time on the Closing Date; or

         (b)    at such other place, date or time as the parties agree.

DELIVERIES OF THE SELLER

5.2      The Seller shall deliver at or before Closing:

         (a) directors' resolutions of Patch Oilsands Ltd. authorizing the transfer of all the issued and outstanding shares of Patch Oilsands Ltd. from the Seller to the Buyer;

         (b) share certificate(s) representing all the issued and outstanding shares of Patch Oilsands Ltd., signed off for transfer from the Seller to the Buyer;

         (c) a share certificate representing all the issued and outstanding shares of Patch Oilsands Ltd., registered in the name of the Buyer;

         (d) resignations of all the directors and officers of Patch Oilsands Ltd.;

         (e) written consent of Patch Oilsands Ltd. to the transfer of the Purchased Securities from the Seller to the Buyer;

         (f) certificates registered in the name of the Buyer representing the Purchased Securities;

         (g) all Specific Conveyance documents as the Buyer's solicitors shall reasonably require;

         (h) a "bring-down certificate" signed by a senior officer of the Seller confirming as of the Closing Time the satisfaction of the conditions to closing for the benefit of the Buyer under Section 3.1; and

         (i) all documentation related to the Purchased Assets in the possession or within the control of the Seller, including without limitation all scientific and technical data.

DELIVERIES OF THE BUYER

5.3      The Buyer shall deliver at or before the Closing Time:

         (a) a certificate or certificates registered to or to the direction of the Seller representing 1,000,000 restricted shares in the capital stock of the Buyer;

         (b) $800,000 by solicitor's trust cheque or by wire transfer of immediately available funds to the trust account of the Buyer's solicitor;

         (c) a "bring-down certificate" signed by a senior officer of the Buyer confirming as of the Closing Time the satisfaction of the conditions to closing for the benefit of the Seller under
                Section 3.3;

         (d) a certified copy of resolutions of the board of directors of the Buyer authorizing the execution and delivery of this Agreement, the issuance of shares set out in Section 5.3(a) and the completion of the purchase of the Purchased Assets and all other transactions herein; and

         (e) Excluded Assets Specific Conveyances relating to the Excluded Assets as Selling solicitors shall reasonably require.

                                     PART 6
                                     GENERAL

AMENDMENT OR TERMINATION

6.1 Except as otherwise expressly provided herein, this Agreement may not be amended or terminated except by an instrument in writing executed by the parties.

ENTIRE AGREEMENT

6.2 The provisions of this Agreement constitute the entire agreement between the Seller and the Buyer and supersede all previous expectations, understandings, communications, representations and agreements between the parties.

NOTICES

6.3 Every notice, request, demand, direction or other communication (each a "NOTICE") required or permitted to be given pursuant to this Agreement by either party to the other will be deemed to be well and sufficiently given if in writing and delivered by hand or transmitted by facsimile as follows:

         (a)    if to the Buyer at:

                600-595 Hornby Street
                Vancouver, BC  V6C 2E8

                Attention:  David Lane
                Facsimile:  604.688.1817

                With a copy to:

                Lang Michener LLP
                1500-1055 West Georgia Street
                P.O. Box 11117 Vancouver, British Columbia
                V6E 4N7

                Attention:  David Cowan
                Facsimile:  604.691.7356

         (b)    if to the Seller at:

                Suite # 300, 441 - 5th Avenue S.W.
                Calgary, AB  T2P 2V1

                Attention:  Michael Vandale
                Facsimile:  403.441.4395

                with a copy to:

                Borden Ladner Gervais LLP
                1000 Canterra Tower
                4003 - 3rd Avenue S.W.
                Calgary, Alberta  T2P 4H2

                Attention:  Donald B. Edwards
                Facsimile:  (403) 266-1395

or to such other address or transmission receiving station as is specified by the particular party by Notice to the other.

DEEMED RECEIPT

6.4 Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day such Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

COSTS AND EXPENSES

6.5 Except as expressly set forth herein, each party hereto will be responsible for its own costs and expenses, including legal and accounting costs, in connection with the transactions contemplated herein.

CUMULATIVE REMEDIES

6.6 The rights of the parties provided in this Agreement are cumulative and no exercise or enforcement by the parties of any right or remedy under this Agreement will preclude the exercise or enforcement by the parties of any other right or remedy under this Agreement or otherwise available to the parties at law or in equity.

TIME

6.7      Time is of the essence in this Agreement.

FURTHER ASSURANCES

6.8 Each party to this Agreement will use all reasonable efforts to give full effect to the transactions contemplated herein, and will execute and deliver all such further documents and instruments and do all such further acts and things as the other party reasonably requests to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

ENUREMENT

6.9 This Agreement will enure to the benefit of and be binding on the respective successors and assigns of each party hereto.

GOVERNING LAW

6.10 This Agreement is and will be deemed to have been made in British Columbia, and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia.

ARBITRATION

6.11 A dispute between the parties as to the interpretation of this Agreement or as to a matter to be agreed under this Agreement, or otherwise arising under this Agreement, will be submitted for determination by a single arbitrator appointed and acting pursuant to the COMMERCIAL ARBITRATION ACT (British Columbia).

CURRENCY

6.12     All currency references herein shall refer to Canadian dollars.

KNOWLEDGE

6.13 Where in this Agreement a Party makes a representation or warranty on the basis of knowledge or awareness of such Party, such knowledge or awareness consists only of the actual knowledge or awareness of the officers of such Party without further inquiry.

COUNTERPARTS

6.14 This Agreement may be executed in any number of counterparts and delivered, in original form or by electronic facsimile, each of which will together, for all purposes, constitute one and the same instrument as if the parties had executed the same document, and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the day and year first above written.



GREAT NORTHERN OIL SANDS INC.



Per:         /s/ DAVID LANE
          --------------------------------------------
          Authorized Signatory


PATCH ENERGY INC.



Per:         /s/ MICHAEL S. VANDALE
          --------------------------------------------
          Authorized Signatory

                                   SCHEDULE A
                                     PART 1
                              DESCRIPTION OF ASSETS

                PART I - LANDS, LEASES, INTEREST AND ENCUMBRANCES

====================================================================================================================================
    LEASE DESCRIPTION                 LAND DESCRIPTION                VENDOR'S INTEREST                ENCUMBRANCES
------------------------------------------------------------------------------------------------------------------------------------
Alberta Crown PNG Lease #         N 22, 12-5 W4M                             20%             Crown Royalty & 0.5% GOR payable to
0403050008                        PNG below base Med. Hat to base                            Covenant Resources Ltd.
                                  Mannville
------------------------------------------------------------------------------------------------------------------------------------
Alberta Crown  PNG Lease #        SW & Lsds 11 & 12 of 26, 12-5 W4M          20%             Crown Royalty & 0.5% GOR payable to
0403030044                        Petroleum to base Mannville                                Covenant Resources Ltd.
------------------------------------------------------------------------------------------------------------------------------------
B.C. Crown PNG Lease # 57548      Sec. 36, 80-18 W6M                       20% BPO           Crown Royalty
                                  Sec. 7 & 8, 81-17 W6M                   12.5% APO          SSGOR 1/23.8365 (5 - 12%) on oil and
                                  PNG to base Artex-Halfway-Doig                             12% on all other substances payable BPO
                                                                                             to Terra Energy Corp.
------------------------------------------------------------------------------------------------------------------------------------
B.C. Crown Drilling Licence #     Sec. 25, 80-18 W6M                       20% BPO           Crown Royalty
57744                             PNG to top Montney, excluding Basal      12% APO           SSGOR 1/23.8365 (5 - 12%) on oil and
                                  Lag                                                        12% on all other substances payable BPO
                                                                                             to Terra Energy Corp.
------------------------------------------------------------------------------------------------------------------------------------
Portion of Freehold P&NG Lease    Lsd's 2, 3, 4, 6, 7, 8 & NE 13,            12.5%            17.5% Freehold LOR payable to Prairie
dated May 16, 1980                33-24 W3M                                                   Royalty Trust
                                  PNG to base Viking
------------------------------------------------------------------------------------------------------------------------------------
Portions of two Freehold P&NG     NW 13 & Lsd's 2, 3, 4, 9 & 16 of            9%              17.5% Freehold LOR payable to Prairie
Leases dated May 16, 1980         23, 33-24 W3M                                               Royalty Trust
                                  PNG to base Viking
------------------------------------------------------------------------------------------------------------------------------------
Alberta Crown PNG Lease #         Lsd 3 of 28, 49-2 W4M                      60%             Crown Royalty
040509007                         All PNG                                                    1% GOR payable to Julie J. Atkins
------------------------------------------------------------------------------------------------------------------------------------
Alberta Crown PNG Lease #         Lsd 4 of 28, 49-2 W4M                   100% BPO           Crown Royalty
040509007                         All PNG                                  60% APO           1% GOR payable to Julie J. Atkins
                                                                                             SSGOR 1/23.8365 (5 - 15%) on oil and
                                                                                             15% on all other substances payable BPO
                                                                                             to Bounty Developments Ltd.
------------------------------------------------------------------------------------------------------------------------------------



                                      -2-

====================================================================================================================================
    LEASE DESCRIPTION                 LAND DESCRIPTION                VENDOR'S INTEREST                ENCUMBRANCES
------------------------------------------------------------------------------------------------------------------------------------
Worsley                           Twp 87, Rge 7W6                            Nil             1% GOR Bounty
                                                                                             1% Tiell Resources
------------------------------------------------------------------------------------------------------------------------------------
Cecil                             Twp 85 Rge 1W6                             Nil             1% GOR Bounty
                                                                                             1% Tiell Resources
====================================================================================================================================

                                 PART II - WELLS

                               00/14-22-012-5W4/0
                                  3-36-080-18W6
                                  7-08-081-17W6
                              141/02-13-033-24W3/00
                              101/03-13-033-24W3/00
                              131/04-13-033-24W3/00
                              101/06-13-033-24W3/00
                              101/07-13-033-24W3/00
                              111/08-13-033-24W3/00
                              101/09-13-033-24W3/00
                              101/10-13-033-24W3/00
                              101/11-13-033-24W3/00
                              101/12-13-033-24W3/00
                              101/13-13-033-24W3/00
                              101/14-13-033-24W3/00
                              101/15-13-033-24W3/00
                              141/16-13-033-24W3/00
                              141/02-23-033-24W3/00
                              101/03-23-033-24W3/00
                              101/04-23-033-24W3/00
                              141/09-23-033-24W3/00
                              141/16-23-033-24W3/00
                               02/03-28-049-02W4/0
                               02/04-28-049-02W4/0

                                   SCHEDULE B

                                     PART 1
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SELLER STATUS

1.1 The Seller has been duly formed and validly exists as a corporation in good standing under the laws of Canada.

RESIDENCY

1.2 The Seller is not a non-resident of Canada for the purposes of the INCOME TAX ACT (Canada).

CORPORATE POWER AND CAPACITY OF THE SELLER

1.3      The Seller has the corporate power and corporate capacity:

         (a)    to own the Purchased Assets; and

         (b) to enter into this Agreement and to perform its obligations hereunder.

SOLVENCY OF THE SELLER

1.4 The Seller is not insolvent nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceeding to be declared bankrupt, to liquidate its assets or to be dissolved.

ENFORCEABILITY

1.5 The execution and delivery by the Seller of this Agreement and all other agreements and instruments to be executed and delivered by it pursuant to this Agreement, and the performance of the Seller's obligations hereunder and thereunder, are legal, valid and binding obligations on the Seller and are enforceable against the Seller in accordance with their terms, except to the extent that:

         (a) the availability of equitable remedies is subject to the discretion of applicable judicial authority; and

         (b)    enforceability   may  be  limited  by  bankruptcy,   insolvency,
                reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally.

CONSENTS

1.6 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Purchased Assets or Seller is required for the due execution, delivery and performance by Seller of this Agreement, other than authorizations, approvals or exemptions previously obtained and currently in force.

NO VIOLATION

1.7 The execution and delivery of this Agreement by the Seller and the consummation of the transactions herein provided for will not:

         (a) result in the breach or violation of any, or constitute a default under or an event that, with the giving of notice or lapse of time or both, would constitute an event of default under, or conflict with or cause acceleration of, any obligation of the Seller under

                (i) any contract, consent or approval to which the Seller is a party or by which the Seller is bound,

                (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholder of the Seller,

                (iii) any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over the Seller or the Purchased Assets, or

                (iv) any applicable law, statute, ordinance, regulation or rule; or

         (b) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on any Purchased Asset.

PATCH OILSANDS LTD.; PATCH OILSANDS LIMITED PARTNERSHIP

1.8 The shares of Patch Oilsands Ltd. forming part of the Purchased Assets represent 100% of the issued and outstanding shares of Patch Oilsands Ltd.

1.9 To the best of the Seller's knowledge, the 1,470,000 Cash Units and 403,279 Share Units in the Limited Partnership forming part of the Purchased Assets represent 75% of the issued and outstanding units of the Limited Partnership and constitute the Seller's entire beneficial interest in the Limited Partnership.

TITLE TO PURCHASED ASSETS

1.10 Except for the Permitted Encumbrances, the Purchased Assets are free and clear of all liens, mortgages, royalties, encumbrances and adverse claims created by, through or under Seller; and, except as expressly set forth elsewhere in this Agreement, Seller does not otherwise make any representation, warranty or covenant as to title to or the encumbrances or burdens affecting the Purchased Assets.

RIGHTS TO PURCHASE

1.11 Except as disclosed in this Agreement, no person has any right, agreement, or option, present or future, contingent or absolute, for the purchase of any of the Purchased Assets as a Consequence of Seller having agreed to sell the Purchased Assets to Buyer in accordance herewith.

CLAIMS

1.12 There are no actions, claims, suits, judgments, litigation, orders, investigations or proceedings outstanding or, to the best of the Seller's knowledge, pending or threatened by or against or concerning the Seller in any court or before or by any Governmental Authority, or before any arbitrator of any kind that could reasonably be expected to materially adversely affect the Seller's ability to perform its obligations pursuant to this Agreement.

GST REGISTRATION NUMBER

1.13     The Seller's GST registration number is  86566 9717 RT0001.

ABILITY TO COMPLETE

1.14 To the best of the knowledge of Seller, there is no fact or circumstance which adversely affects Seller's ability to complete the transactions contemplated in this Agreement and neither this Agreement nor any other document or certificate furnished to Buyer by Seller in connection with the within contemplated transaction contains any untrue, misleading or incomplete statement of fact.

COMPLIANCE WITH LAWS

1.15 To the best of the knowledge of the Seller, the Seller has complied with and is in compliance with all laws, rules and regulations applicable to its business, except where failure to do so would not have a material adverse effect on the Assets, and the Seller is not in breach, and has not received any notification alleging that it is in breach, of any such laws, rules or regulations applicable to its business, except where failure to do so would not have a material adverse effect on the Assets.

                                     PART 2
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

BUYER STATUS

2.1 The Buyer has been duly incorporated and validly exists as a corporation in good standing under the laws of Nevada;

CORPORATE POWER AND CAPACITY OF THE BUYER

2.2 The Buyer has the corporate power and corporate capacity to enter into this Agreement and to perform its obligations hereunder.

ENFORCEABILITY

2.3 The execution and delivery by the Buyer of this Agreement and all other agreements and instruments to be executed and delivered by it pursuant to this Agreement, and the performance of the Buyer's obligations hereunder and thereunder, are legal, valid and binding obligations on the Buyer and are enforceable against the Buyer in accordance with their terms, except to the extent that:

         (a) the availability of equitable remedies is subject to the discretion of applicable judicial authority, and

         (b)    enforceability   may  be  limited  by  bankruptcy,   insolvency,
                reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally.

CONSENTS

2.4 If the Consents have been received by the Seller or the Buyer, no authorization, approval, order, licence, permit or consent of any Person, and no registration, declaration or filing by the Buyer with any Person is required in order for the Buyer to:

         (a)    incur its obligations pursuant to this Agreement,

         (b) execute and deliver this Agreement and all other documents and instruments to be delivered by it pursuant to this Agreement,

         (c) duly perform and observe the terms and provisions of this Agreement and any other agreements or instruments to be entered into pursuant to this Agreement, and

         (d) render this Agreement legal, valid, binding and enforceable on it.

NO VIOLATION

2.5 If the Consents have been received by the Seller or the Buyer, the execution and delivery of this Agreement by the Buyer and the consummation of the transactions herein provided for will not:

         (a) result in the breach or violation of any, or constitute a default under or an event that, with the giving of notice or lapse of time or both, would constitute an event of default under, or conflict with or cause acceleration of, any obligation of the Buyer under

                (i) any Contract, consent or approval to which the Buyer is a party or by which the Buyer is bound,

                (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Buyer,

                (iii) any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over the Buyer, or

                (iv) any applicable law, statute, ordinance, regulation or rule.

ABILITY TO COMPLETE

2.6 To the best of the knowledge of the Buyer, there is no fact or circumstance which adversely affects the Buyer 's ability to complete the transactions contemplated in this Agreement and neither this Agreement nor any other document or certificate furnished to the Seller by the Buyer in connection with the within contemplated transaction contains any untrue, misleading or incomplete statement of fact.

GST REGISTRATION NUMBER

2.7      The Buyer's GST registration number is 83122 7723 RT 0001.

GREAT NORTHERN OILSANDS INC.

2.8 The shares issued to the Seller pursuant hereto shall be duly and validly issued and be fully paid and non-assessable shares of common stock in the share capital of the Buyer provided that it is acknowledged that such shares are restricted from transfer under applicable securities laws and there is no obligation on the Buyer to take any step to address such restrictions. The authorized capital of the Buyer consists of 5,000,000,000 shares of common stock in the share capital of the Buyer, of which 54,273,814 shares are currently issued and outstanding.

                                   SCHEDULE C

                                 EXCLUDED ASSETS

                              LEISMER AREA, ALBERTA

                PART I - LANDS, LEASES, INTEREST AND ENCUMBRANCES

====================================================================================================================================
   LEASE DESCRIPTION                       LAND DESCRIPTION                VENDOR'S INTEREST            ENCUMBRANCES
------------------------------------------------------------------------------------------------------------------------------------
Crown Oil Sands Lease #             W 19, 77-9 W4M                               80%             Crown Royalty
7406020414                          Oil  Sands  below  top  Viking to                            5% non-convertible GOR payable to
                                    base Woodbend                                                 Bounty Developments Ltd.
                                                                                                 1% non-convertible GOR payable to
                                                                                                  Tiell Developments Inc.
====================================================================================================================================

                                 PART II - WELLS

                               AA/06-19-077-09W4/0